

2025 FIRST QUARTER · EARNINGS CONFERENCE CALL · MAY 1, 2025

STURM, RUGER & CO., INC. | 1 LACEY PLACE | SOUTHPORT, CONNECTICUT 06890 USA


TODD SEYFERT
RUGER PRESIDENT AND CHIEF EXECUTIVE OFFICER

THIS COMMUNICATION CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

THESE STATEMENTS REFLECT THE CURRENT EXPECTATIONS OF MANAGEMENT AND ARE SUBJECT TO VARIOUS RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY. IMPORTANT RISK FACTORS THAT COULD AFFECT THE COMPANY'S OPERATIONS AND FINANCIAL PERFORMANCE ARE DETAILED IN ITS MOST RECENT FORM 10-K AND SUBSEQUENT SEC FILINGS.

THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS MADE HEREIN.



CHRIS KILLOY

FORMER PRESIDENT AND CHIEF EXECUTIVE OFFICER

- **Over 30 Years of Firearms Experience**
- **20+ Years at Ruger**
- **7 Years as President & CEO**

QUARTERLY FINANCIAL RESULTS (IN MILLIONS, EXCEPT PER SHARE DATA)

	2025	2024	% Change
REVENUES	$135.7	$136.8	-1%
GROSS MARGIN	$29.9	$29.4	+2%
	22.0%	21.5%	
OPERATING PROFIT	$8.5	$7.5	+13%
	6%	6%	
EPS	$0.46	$0.40	+15%
EBITDA	$14.3	$13.5	+6%
	11%	10%	
CASH BALANCE	$108.3		

OUR BOARD OF DIRECTORS DECLARED
AN 18¢ PER SHARE QUARTERLY DIVIDEND
FOR SHAREHOLDERS OF RECORD AS OF
MAY 16, 2025, PAYABLE ON MAY 30, 2025.

OUR FOCUS IS CLEAR:

- Invest In Our Culture, People and Organizational Efficiency
- Expand Our Production Capabilities to Meet Product Specific Demand
- Deliver Safe, Reliable, and Innovative Products for Our Consumers
- Operate with Financial Discipline and Transparency
- Maximize Shareholder Value, Continuing to Prove That Ruger is a Solid Investment for the Future